EXHIBIT B

                               AGREEMENT OF MERGER


          AGREEMENT OF MERGER, dated as of August 23, 1996, by and between RSx Holdings, Inc., a Delaware corporation ("Holdings"), and ROCKSHOX, INC., a Delaware corporation ("RockShox").

          WHEREAS, the Boards of Directors of Holdings and RockShox have approved an initial public offering (the "Offering") of the common stock, par value $.01 per share, of RockShox ("RockShox Common Stock"); and

          WHEREAS, the Boards of Directors of Holdings and RockShox have approved the merger of Holdings with and into RockShox and the consummation of the transactions contemplated hereby, upon the terms set forth herein.

          NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

          Section 1.1  The Merger.  Upon the terms of this Agreement, at the
                       ----------
Effective Time (as hereinafter defined) in accordance with the Delaware General Corporation Law (the "DGCL"), Holdings shall be merged with and into RockShox and the separate existence of Holdings shall thereupon cease (the "Merger"). RockShox shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

          Section 1.2  Filing of Merger Agreement and Related Certificate.
                       --------------------------------------------------
Immediately prior to the consummation of the Offering, a copy of this Agreement pursuant to Section 251 of the DGCL and any other documents necessary to effect the Merger in accordance with the DGCL shall be filed with the Secretary of State of the State of Delaware and the Merger shall become effective (such time and date are referred to herein as the "Effective Time").

          Section 1.3  Effects of Merger.  The Merger shall have the effects set
                       -----------------
forth in Section 259 of the DGCL.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

          Section 2.1  Certificate of Incorporation.  At the Effective Time, the
                       ----------------------------
Certificate of Incorporation of RockShox, as in effect immediately prior to the Effective Time, shall be amended and restated to read in the form set forth in
Exhibit I hereto.

          Section 2.2  Bylaws.  At the Effective Time, the by-laws of RockShox,
                       ------
as in effect immediately prior to the Effective Time, shall be amended and restated to read in the form set forth in Exhibit II hereto.

          Section 2.3 Directors and Officers.  At and after the Effective Time,
                      ----------------------
the board of directors of the Surviving Corporation shall be comprised of the persons comprising the Board of Directors of Holdings immediately prior to the Effective Time and the officers of the Surviving Corporation shall be the officers of Holdings prior to the Effective Time, in each case until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

          Section 2.4  Stock Plan.  At the Effective Time, RSx Holdings, Inc.
                       ----------
1996 Stock Plan shall be assumed by RockShox. In connection therewith, at the Effective Time, to the extent permitted by the terms of the relevant governing instruments, each option ("Holdings Stock Option") to purchase common stock, par value $.01 per share ("Holdings Common Stock"), of Holdings, whether vested or unvested, shall be assumed by RockShox, and each such Holdings Stock Option shall be deemed to constitute an option to acquire, on the same terms and condi-tions as were applicable under such option, the same number of shares of RockShox Common Stock as the holder of such Holdings Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded up to the nearest whole share in the case of Holding Stock Options that are non-qualified stock options and rounded down to the nearest whole share in the case of incen-tive stock options (as defined below)), at a price per share equal to (i) the aggregate exercise price for the shares of Holdings Common Stock purchasable pursuant to such Holding Stock Option divided by (ii) 88.2 shares of RockShox Common Stock; provided, however, that in the case of any option to which section
              --------  -------
421 of the Internal Revenue Code of 1986, as amended (the "Code"), applies by reason of its qualification under any of sections 422-424 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code, subject to the terms and conditions of the relevant governing instruments.

                                   ARTICLE III

                              CONVERSION OF SHARES

          Section 3.1  Conversion of Shares.  At the Effective Time, by virtue
                       --------------------
of the Merger and without any action on the part of any holder of any capital stock of RockShox or Holdings:

               (a) each share of Holdings Common Stock (other than any shares of Holdings Common Stock that are held in the treasury of Holdings and any shares of Holdings Common Stock that are owned by any of Holdings' direct or indirect Subsidiaries (as hereinafter defined)) issued and outstanding immedi-ately prior to the Effective Time shall, subject to Section 3.3 hereof, be con-verted into, and become exchangeable for, 88.2 shares of RockShox Common Stock;

               (b) each share of Holdings Common Stock that is held in the treasury of Holdings or that is issued and outstanding immediately prior to the Effective Time and owned by any direct or indirect Subsidiary of Holdings shall be cancelled and cease to exist at and after the Effective Time and no consider-ation shall be delivered with respect thereto; and

               (c) each share of RockShox Common Stock issued and outstanding immediately prior to the Effective Time and owned by Holdings shall be cancelled and cease to exist at and after the Effective Time and no consideration shall be delivered with respect thereto.

          Section 3.2  Exchange of RockShox Certificates.
                       ---------------------------------

               (a) From and after the Effective Time, each holder of a certifi-cate that immediately prior to the Effective Time represented shares of Holdings Common Stock shall be entitled to receive in exchange therefor (or upon the provision of an appropriate affidavit of lost certificate and an indemnity bond), upon surrender thereof, a certificate or certificates representing the number of whole shares of RockShox Common Stock into which such holder's shares of Holdings Common Stock. From and after the Effective Time, RockShox shall be entitled to treat each certificate formerly representing shares of Holdings Common Stock (each, a "Holdings Certificate"), that have not yet been surrendered for exchange, as evidencing the ownership of the number of full shares of RockShox Common Stock into which the shares represented by such Hold-ings Certificates shall have been converted pursuant to Section 3.1 hereof, notwithstanding the failure to surrender such Holdings Certificate. If any certificate for shares of RockShox Common Stock is to be issued in a name other than that in which the Holdings Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of RockShox Common Stock in a name other than that of the registered holder of the Holdings Certificate surren-dered, or shall establish to the satisfaction of RockShox that such tax has been paid or is not applicable.

               (b) The shares of RockShox Common Stock into which shares of Holdings Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

          Section 3.3  No Fractional Shares.  Notwithstanding any other provi-
                       --------------------
sion of this Agreement, no certificates or scrip for fractional shares of RockShox Common Stock shall be issued upon the surrender for exchange of a Holdings Certificate pursuant to this Article III and no dividend or other distribution, stock split or interest with respect to shares of RockShox Common Stock, if any, shall relate to any fractional share, and such fractional inter-ests shall not entitle the owner thereof to vote or to any other rights of a stockholder. In lieu of any such fractional shares, each holder of shares of Holdings Common Stock who would otherwise have been entitled to a fraction of a share of RockShox Common Stock upon surrender of a Holdings Certificate for ex-change pursuant to this Article III shall be entitled to receive from RockShox a cash payment (without interest) in lieu of such fractional share equal to such fraction multiplied by the initial public offering price per share of RockShox Common Stock.

                                   ARTICLE IV

                                  MISCELLANEOUS

          Section 4.1  Amendment.  This Agreement may be amended by the parties
                       ---------
hereto, at any time before or after approval hereof by the stockholders of

Holdings, provided that after any such approval, no amendment shall be made that
(a) changes the ratio at which shares of Holdings Common Stock are to be con-verted into shares of RockShox Common Stock pursuant to Section 3.1 hereof, (b) in any way materially adversely affects the rights of holders of Holdings Common Stock or (c) changes any of the principal terms of this Agreement without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 4.2  Interpretation.  As used in this Agreement, "Subsidiary"
                       --------------
means, with respect to any party, any corporation or other entity of which outstanding securities having ordinary voting power to elect a majority of the board of directors of such corporation or a majority of the voting power of the voting equity interest of such other entity is owned, directly or indirectly, by such party. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, shall be deemed to be followed by the words "without limita-tion."

          Section 4.3  Miscellaneous.  This Agreement (including the documents
                       -------------
and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof;
(b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

          Section 4.4  Counterparts.  This Agreement may be executed in two or
                       ------------
more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          Section 4.5  Parties in Interest.  Subject to the provisions of Sec-
                       -------------------
tion 4.3(c) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective succes-sors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 4.6  Severability.  Any term or provision of this Agreement
                       ------------
which is invalid or unenforceable in any jurisdiction shall, as to that juris-diction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                         RSx HOLDINGS, INC.


                         By:  /s/ Stephen W. Simons
                              ---------------------------
                              Name:  Stephen W. Simons
                              Title:  President

                         ROCKSHOX, INC.


                         By:  /s/ Stephen W. Simons
                              ---------------------------
                              Name:  Stephen W. Simons
                              Title:  President

                                                            EXHIBIT I
                                     FORM OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 ROCKSHOX, INC.



          FIRST:  The name of the Corporation is ROCKSHOX, INC. (hereinafter the
          -----
"Corporation").

          SECOND:  The address of the registered office of the Corporation in
          ------
the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

          THIRD:  The purpose of the Corporation is to engage in any lawful act
          -----
or activity for which a corporation may be organized under the General Corpora-tion Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

          FOURTH:  The total number of shares of stock which the Corporation
          ------
shall have authority to issue is fifty million (50,000,000) shares of Common Stock, each having a par value of one penny ($.01), and ten million (10,000,000) shares of Preferred Stock, each having a par value of one penny ($.01) ("Pre-ferred Stock").

          The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifica-tions, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, includ-ing, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

          FIFTH:  The following provisions are inserted for the management of
          -----
the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stock-holders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

          (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

          (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve inten-tional misconduct or a knowing violation of law, (iii) pursuant to
     Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modi-fication of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

          SIXTH:  Meetings of stockholders may be held within or without the
          -----
State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

          SEVENTH:  The Corporation reserves the right to amend, alter, change
          -------
or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                                                      EXHIBIT II

                                     FORM OF

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                 ROCKSHOX, INC.

                     (hereinafter called the "Corporation")

                                    ARTICLE I

                                     OFFICES
                                     -------

          Section 1.  Registered Office.  The registered office of the Corpo-
          ---------   -----------------
ration shall be in the City of Wilmington, County of New Castle, State of Delaware.

          Section 2.  Other Offices.  The Corporation may also have offices at
          ---------   -------------
such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

          Section 1.  Place of Meetings.  Meetings of the stockholders for the
          ---------   -----------------
election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2.  Annual Meetings.  The Annual Meetings of Stockholders
          ---------   ---------------
shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

          Section 3.  Special Meetings.  Unless otherwise prescribed by law or
          ---------   ----------------
by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one,
(ii) the Chief Executive Officer, if there be one, (iii) the President, (iv) any Vice President, if there be one, (v) the Secretary or (vi) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corpora-tion issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

          Section 4.  Quorum.  Except as otherwise provided by law or by the
          ---------   ------
Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or repre-sented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

          Section 5.  Voting.  Unless otherwise required by law, the Certificate
          ---------   ------
of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

          Section 6.  Consent of Stockholders in Lieu of Meeting.  Unless
          ---------   ------------------------------------------
otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          Section 7.  List of Stockholders Entitled to Vote.  The officer of the
          ---------   -------------------------------------
Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabeti-cal order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

          Section 8.  Stock Ledger.  The stock ledger of the Corporation shall
          ---------   ------------
be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockhold-ers.

                                   ARTICLE III

                                    DIRECTORS
                                    ---------

          Section 1.  Number and Election of Directors.  The Board of Directors
          ---------   --------------------------------
shall consist of not less than one nor more than fifteen members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

          Section 2.  Vacancies.  Vacancies and newly created directorships
          ---------   ---------
resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

          Section 3.  Duties and Powers.  The business of the Corporation shall
          ---------   -----------------
be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

          Section 4.  Meetings. The Board of Directors of the Corporation may
          ---------   --------
hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the Chief Executive Officer, if there be one, the President, or any directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circum-stances.

          Section 5.  Quorum.  Except as may be otherwise specifically provided
          ---------   ------
by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 6.  Actions of Board.  Unless otherwise provided by the
          ---------   ----------------
Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          Section 7.  Meetings by Means of Conference Telephone.  Unless
          ---------   -----------------------------------------
otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

          Section 8.  Committees.  The Board of Directors may, by resolution
          ---------   ----------
passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the manage-ment of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

          Section 9.  Compensation.  The directors may be paid their expenses,
          ---------   ------------
if any, of attendance at each meeting of the Board of Directors and each director who is not an employee of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corpora-tion in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          Section 10.  Interested Directors.  No contract or transaction between
          ----------   --------------------
the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or partici-pates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relation-ship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirma-tive votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Direc-tors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

          Section 1.  General.  The officers of the Corporation shall be chosen
          ---------   -------
by the Board of Directors and shall be a President, a Secretary and a Chief Financial Officer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director), a Chief Executive Officer and one or more Vice Presidents, Assistant Secretaries, Assistant Trea-surers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

          Section 2.  Election.  The Board of Directors at its first meeting
          ---------   --------
held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

          Section 3.  Voting Securities Owned by the Corporation.  Powers of
          ---------   ------------------------------------------
attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

          Section 4.  Chairman of the Board of Directors.  The Chairman of the
          ---------   ----------------------------------
Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

          Section 5.  Chief Executive Officer.  The Chief Executive Officer, if
          ---------   -----------------------
there be one, shall be chief executive officer of the Corporation and, except where by law the signature of the President is required, the Chief Executive Officer shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. During the absence or disability of the President, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

          Section 5.  President.  The President shall, subject to the control of
          ---------   ---------
the Board of Directors and, if there be one, the Chairman of the Board of Directors and the Chief Executive Officer, shall have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors and the Chief Executive Officer, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

          Section 6.  Vice Presidents.  At the request of the President or in
          ---------   ---------------
his absence or in the event of his inability or refusal to act, the Vice Presi-dent or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may pre-scribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

          Section 7.  Secretary.  The Secretary shall attend all meetings of the
          ---------   ---------
Board of Directors and all meetings of stockholders and record all the proceed-ings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secre-tary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

          Section 8.  Chief Financial Officer.  The Chief Financial Officer
          ---------   -----------------------
shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Offi-cer, if there be one, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 9.  Assistant Secretaries.  Except as may be otherwise
          ---------   ---------------------
provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, if there be one, the Presi-dent, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

          Section 10.  Assistant Treasurers.  Assistant Treasurers, if there be
          ----------   --------------------
any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, if there be one, the President, any Vice President, if there be one, or the Chief Financial Officer, and in the absence of the Chief Financial Officer or in the event of his disability or refusal to act, shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 11.  Other Officers.  Such other officers as the Board of
          ----------   --------------
Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of

Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.


                                    ARTICLE V

                                      STOCK
                                      -----

          Section 1.  Form of Certificates.  Every holder of stock in the
          ---------   --------------------
Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

          Section 2.  Signatures.  Any or all of the signatures on a certificate
          ---------   ----------
may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certifi-cate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 3.  Lost Certificates.  The Board of Directors may direct a
          ---------   -----------------
new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 4.  Transfers.  Stock of the Corporation shall be transferable
          ---------   ---------
in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certifi-cate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

          Section 5.  Record Date.  In order that the Corporation may determine
          ---------   -----------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 6.  Beneficial Owners.  The Corporation shall be entitled to
          ---------   -----------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                   ARTICLE VI

                                     NOTICES
                                     -------

          Section 1.  Notices.  Whenever written notice is required by law, the
          ---------   -------
Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, ad-dressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personal-ly or by facsimile, telegram, telex or cable.

          Section 2.  Waivers of Notice.  Whenever any notice is required by
          ---------   -----------------
law, the Certificate of Incorporation or these Bylaws, to be given to any direc-tor, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE VII

                               GENERAL PROVISIONS
                               ------------------

          Section 1.  Dividends.  Dividends upon the capital stock of the
          ---------   ---------
Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

          Section 2.  Disbursements.  All checks or demands for money and notes
          ---------   -------------
of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          Section 3.  Fiscal Year.  The fiscal year of the Corporation shall be
          ---------   -----------
fixed by resolution of the Board of Directors.

          Section 4.  Corporate Seal.  The corporate seal shall have inscribed
          ---------   --------------
thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE VIII

                                 INDEMNIFICATION
                                 ---------------

          Section 1.  Power to Indemnify in Actions, Suits or Proceedings other
          ---------   ---------------------------------------------------------
Than Those by or in the Right of the Corporation.  Subject to Section 3 of this
------------------------------------------------
Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investi-gative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reason-ably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo
                                                                         ----
contendere or its equivalent, shall not, of itself, create a presumption that
----------
the person did not act in good faith and in a manner which he reasonably be-lieved to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2.  Power to Indemnify in Actions, Suits or Proceedings by or
          ---------   ---------------------------------------------------------
in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the
-------------------------------
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connec-tion with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 3.  Authorization of Indemnification.  Any indemnification
          ---------   --------------------------------
under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

          Section 4.  Good Faith Defined.  For purposes of any determination
          ---------   ------------------
under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on informa-tion or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this
Section 4 shall not be deemed to be exclusive or to limit in any way the circum-stances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

          Section 5.  Indemnification by a Court.  Notwithstanding any contrary
          ---------   --------------------------
determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this
Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

          Section 6.  Expenses Payable in Advance.  Expenses incurred by a
          ---------   ---------------------------
director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an under-taking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

          Section 7.  Nonexclusivity of Indemnification and Advancement of
          ---------   ----------------------------------------------------
Expenses.  The indemnification and advancement of expenses provided by or
--------
granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinter-ested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons speci-fied in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

          Section 8.  Insurance.  The Corporation may purchase and maintain
          ---------   ---------
insurance on behalf of any person who is or was a director or officer of the

Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

          Section 9.  Certain Definitions.  For purposes of this Article VIII,
          ---------   -------------------
references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

          Section 10.  Survival of Indemnification and Advancement of Expenses.
          ----------   -------------------------------------------------------
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 11.  Limitation on Indemnification.  Notwithstanding anything
          ----------   -----------------------------
contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

          Section 12.  Indemnification of Employees and Agents.  The Corporation
          ----------   ---------------------------------------
may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employ-ees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

                                   ARTICLE IX

                                   AMENDMENTS
                                   ----------

          Section 1.  Amendments.  These Bylaws may be altered, amended or
          ---------   ----------
repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstand-ing capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

          Section 2.  Entire Board of Directors.  As used in this Article IX and
          ---------   -------------------------
in these Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.